UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2013

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Building 1400 East, 4th Floor

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, the Board of Directors (the “Board”) of InVivo Therapeutics Holdings Corp. (the “Company”) elected John A. McCarthy, Jr. as a Class II director. The Board also appointed Mr. McCarthy as Chairman of the Audit Committee and a member of the Governance, Nominating and Compensation Committee of the Board (the “Committee”).

In connection with his election, the Committee approved the grant of an option to purchase 50,000 shares of the Company’s common stock, which vests in 12 equal monthly installments beginning on the first anniversary of the date of grant. As an independent director, Mr. McCarthy will be compensated for his service as a director under the Board’s existing non-employee director compensation policy, including an annual cash retainer fee of $25,000, an annual cash retainer of $5,000 for serving as Chairman of the Audit Committee, and per meeting cash fees. In addition, independent directors also receive an annual grant of an option to purchase 50,000 shares of the Company’s common stock on December 10 of each calendar year, which vests in 12 equal monthly installments beginning on the first monthly anniversary of the date of grant. Mr. McCarthy will also be entitled to reimbursement for reasonable travel expenses in connection with attendance at meetings of the Board and Board committees.

Since December 2012, Mr. McCarthy has served as Chief Executive Officer of CryoXtract Instruments, LLC. Prior to joining CryoXtract, Mr. McCarthy served as President and Chief Executive Officer of Qteros, Inc. from 2010 to 2011. During 2009, he served as Senior Vice President, Chief Financial Officer and Chief Business Officer at Microbia, Inc. From 2006 to 2008, he served as Executive Vice President and Chief Financial Officer at Verenium Corporation. From 2005 to 2006, Mr. McCarthy served as Senior Vice President and Chief Financial Officer of Xanthus Pharmaceuticals, Inc. From 2004 to 2005, he served as Senior Vice President Corporate Development and Chief Financial Officer of Synta Pharmaceuticals Corp., and from 2000 to 2004, he served as Executive Vice President and Chief Financial Officer of Exact Sciences Corporation. Mr. McCarthy was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. McCarthy and the Company that would require disclosure under item 404(a) of Regulation S-K.

On April 15, 2013, George Nolen and Adam K. Stern each informed the Company of their intention not to stand for re-election at the 2013 Annual Meeting of Shareholders. Mr. Nolen is departing to devote more time to his role as Senior Managing Director of Madison Capital Partners. Mr. Stern is departing to focus on his responsibilities as CEO of SternAegis Ventures and to devote more time to other personal and professional commitments. Messrs. Nolen and Stern will each continue to serve as directors of the Company until the expiration of their terms at the conclusion of the 2013 Annual Meeting of Shareholders, which is expected to be held on May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: April 17, 2013	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer